UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010 (May 13, 2010)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12387 (Commission File Number)	76-0515284 (I.R.S. Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.
On May 13, 2010, Tenneco Inc. announced that it plans to launch a transaction to amend and extend its existing senior credit facility. This transaction is expected to enhance the company’s financial flexibility by extending the maturity of all or a significant portion of its commitments under its $550 million revolving credit facility and refinancing its existing $128 million term loan A facility. Copies of the company’s press release and the term sheet for the proposed amendment and extension of the senior credit facility are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein. There can be no assurance, however, that the transaction will be completed or that, if completed, it will be on the terms described in the term sheet.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 13, 2010
99.2	Term Sheet

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: May 17, 2010	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary